Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated October 4, 2010, of Pub Crawl Holdings, Inc. (A Development Stage Company) relating to the financial statements as of June 30, 2010 and for the period from May 27, 2010 (inception) to June 30, 2010, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

October 6, 2010